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                                                                    Exhibit a(2)


                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                   WARBURG, PINCUS HEALTH SCIENCES FUND, INC.

                  HAL LIEBES and STUART J. COHEN, being Vice President and Secretary and Assistant Secretary, respectively, of WARBURG, PINCUS HEALTH SCIENCES FUND, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the Maryland Corporation Law, DO HEREBY CERTIFY:

                  FIRST: That the Board of Directors of the Corporation adopted the following resolution at a meeting duly held on February 3, 2000, authorizing the Corporation to change its name:

                  RESOLVED, that the name of "Warburg, Pincus Health Sciences Fund, Inc." be, and hereby is, changed to "Warburg, Pincus Global Health Sciences Fund, Inc." and that the officers of the Corporation, or their designees, be, and each of them hereby is, authorized and directed to execute and file Articles of Amendment to the Corporation's Articles of Incorporation with the State of Maryland, and supplements or revisions to the Fund's registration statement, and to do any and all such other lawful acts as may be necessary or appropriate to perform and carry out the name change.

                  SECOND: That pursuant to the above resolution of the Board of Directors of the Corporation, effective as of February 29, 2000, the name of the Corporation listed below be, and hereby is, changed as follows:

Current Name:                                      Proposed Name:
-------------                                      --------------

WARBURG, PINCUS HEALTH SCIENCES                    WARBURG, PINCUS GLOBAL HEALTH
FUND, INC.                                         SCIENCES FUND, INC.

                  THIRD: That the amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and that the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

                  IN WITNESS WHEREOF, the undersigned have executed these Articles of Amendment and do hereby acknowledge that it is the act and deed of each of them and, under penalty of perjury, to the best of the knowledge, information and belief of each of them, the matters and facts contained herein are true in all material respects.

DATE: February 15, 2000                   /s/  Hal Liebes
                                          --------------------------------------
                                               Hal Liebes
                                               Vice President and Secretary
ATTEST:

/s/  Stuart J. Cohen
---------------------------------------
     Stuart J. Cohen
     Assistant Secretary